Exhibit 3.1

                            Articles of Incorporation

   (This is to certify that these Articles are effective on September 21, 1982 by Ontario Ministry of Consumer and Commercial Relations)

1.    The name of the corporation is: 518104 Ontario Limited.

2. The address of the head office is 36 Park Lawn Road, Toronto, Ontario M8Y 3H8, Municipality of Metropolitan Toronto in the Judicial District of York.

3.    The number of directors is one.

4. The name and residence address of the first director is David Brian Devine, 166 Wilson Avenue, Apartment 216, Toronto, Ontario M5M 3A6.

5.    The objects for which the corporation is incorporated are

a) to acquire by purchase, lease, license or otherwise privileges and rights to operate, produce and exhibit to the public for gain motion pictures, theatrical representations and performances and other exhibitions;

b) to enter into contracts with authors, publishers, producers and other persons for the dramatic or literary rights of operas, plays, burlesques, vaudevilles, motion picture, films and other theatrical representations and performances and other exhibitions and for the production and representation thereof;

c) to, purchase, own, produce and present and to license others to produce and present theatrical plays and operas and to acquire, hold, sell, assign and transfer copyrighted and uncopyrighted plays and operas; and to build, own, lease, rent or acquire theatres, playhouses or music halls and to give public or private performances of any kind therein or elsewhere;

d) to act as and carry on the general business of advertising agents and to engage in and conduct the business of advertising in all its branches including radio advertising and the preparation and arrangements of advertisements and advertising matter of all kinds; and

e) to carry on any other trade or business whatsoever which can, in the opinion of the Board of Directors; be advantageously carried on by the Corporation in connection with or ancillary to any of the above business or the general business of the Corporation.

6. The authorized capital is divided into 1,000 common shares without par value.

7.    The   designations,   preferences,   rights,   conditions,   restrictions,
      limitations or prohibitions attaching to the special shares, if any, are non-applicable

8. The restrictions, if any, on the allotment, issue or transfer of shares are

i) The right to transfer shares of the Corporation shall be restricted in that no shareholder shall be entitled to transfer any share or shares in the capital of the Corporation without either:

      a) the express consent of the Board of Directors evidenced by a resolution passed at a meeting of directors by the affirmative vote of not less than a majority of directors or by an instrument of instruments in writing signed by a majority of the directors; or

      b) the express consent of the shareholders of the Corporation expressed by a resolution passed at a meeting of the holders of such shares or by an instrument or instruments in writing signed by the holders of a majority of such shares.

ii) The following provisions will apply to the Corporation:

      a) the number of shareholders of the Corporation, exclusive of persons who are in its employment and exclusive of persons who, having been formerly in the employment of the Corporation, where, while in that employment, and have continued after the termination of that employment to be, shareholders of the Corporation, is limited to not more than fifty, two or more persons who are the joint registered owners of one or more shares being counted as one shareholder.

      b) any invitation to the public to subscribe for securities of the Corporation is prohibited.

9.    The special provisions, if any, are

         non-applicable

10.   The shares, if any, to be taken by the incorporators are

      Incorporators Full Names, Including All Given Names
      ---------------------------------------------------

      David Brian Devine

      Number of Shares
      ----------------

      one

      Class Description
      -----------------

      common

      Amount To Be Paid $
      -------------------

      $1.00

11. The names and residence addresses of the incorporators are David Brian Devine, 166 Wilson Avenue, Apartment 216, Toronto, Ontario M5M 3A6.

These articles are executed in duplicate for delivery to the Minister.

                                               Signatures of Incorporators

                                               By: /s/ David Brian Devine
                                                   ----------------------

                              Articles of Amendment

                                       of

                             518104 Ontario Limited

                 Incorporated/Amalgamated on September 21, 1982

    (This is to certify that these Articles are effective on January 19, 1983 by Ontario Ministry of Consumer and Commercial Relations)

1. The following is a certified copy of the resolution amending the Articles of the Corporation:

      BE IT RESOLVED THAT:

      1. The articles of the Corporation be and they are hereby amended to change the name of the Corporation to Devine Videoworks Corp.

2. The amendment has been duly authorized as required by Subsections 2, 3 and 4 (as applicable) of Section 189 of the Business Corporations Act.

3. The resolution authorizing the amendment was confirmed by the shareholders of the corporation on January 13, 1983.

These articles are executed in duplicate for delivery to the Minister.

                                518104 Ontario Limited
                                (Name of Corporation)

                               By: /s/ David B. Devine   President
                                   ---------------------------------------------
                                   (Signature)           (Description of Office)

                              Articles of Amendment

   (This is to certify that these Articles are effective on December 22, 1986 by Ontario Ministry of Consumer and Commercial Relations)

1.    The present name of the corporation is: Devine Videoworks Corp.

2.    The name of the corporation is changed to (if applicable): n/a

3.    Date of incorporation/amalgamation: September 21, 1982

4.    The articles of the corporation are amended as follows:

      Increase the number of directors of the Corporation to 2.

5. The amendment has been duly authorized as required by Sections 167 and 169 (as applicable) of the Business Corporations Act.

6.    The   resolution   authorizing   the   amendment   was   approved  by  the
      shareholders/directors (as applicable) of the corporation on November 1, 1986.

These articles are signed in duplicate.

                                 Devine Videoworks Corp.
                                 (Name of Corporation)

                                 By: /s/ Richard Mozer   Secretary
                                     -------------------------------------------
                                     (Signature)         (Description of Office)

                              Articles of Amendment

                            (Statuts De Modification)

              (Certified effective on February 21, 1994 by Ontario
                 Ministry of Consumer and Commercial Relations)

1.    The present name of the corporation is: Devine Videoworks Corp.

2.    The name of the corporation is changed to (if applicable):

3.    Date of incorporation/amalgamation: September 21, 1982.

4.    The articles of the corporation are amended as follows:

(i) by creating a new class of shares which shall be a maximum of 1,000 shares of class designated as Class A shares;

(ii) by converting the 20 issued and outstanding common shares into 1,000 Class A shares on the basis of 50 Class A shares for each issued and outstanding common share.

(iii) by deleting the provisions of items 6 and 7 thereof and substituting the following provisions for such provisions:

6. The classes and any maximum number of shares that the corporation is authorized to issue.

      The   corporation is authorized to issue

      (1)   1,000 shares of a class designated as Class A shares, and

      (2) an unlimited number of shares of a class designated as common shares.

7. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors authority with respect to any class of shares which may be issued in series:

1.0   Interpretation

      In these provisions, unless there is something in the subject matter or context inconsistent therewith:

      1.1 "Act" means the Business Corporations Act as now enacted or as the same may from time to time be amended or re-enacted.

      1.2 "articles" has the meaning ascribed thereto in subsection 1(1) of the Act.

      1.3 "corporation" means Devine Videoworks Corp.

      1.4 "directors" means the sole director or directors of the corporation from time to time and reference to any action by the directors means action taken by a written resolution signed by the sole director or all of the directors or by a resolution of the board of directors.

      1.5 "financial year" means the financial year adopted from time to time by the corporation.

      1.6 "holder", in respect of shares held by joint holders, means all such joint holders.

      1.7 subject to section 2.8, the "redemption amount for Class A" means an amount equal to 1/1000th of the amount which the directors determine to be the fair market value of all of the issued and outstanding common shares (the "Old Common Shares") of the corporation at the valuation time (as hereinafter defined).

      1.8 "redemption price for Class A" means an amount equal to the redemption amount for Class A plus dividends theretofore declared payable and remaining unpaid per Class A share for which the redemption price for Class A is to be calculated.

      1.9 "these provisions" means the provisions of this item of these articles of the corporation as amended or supplemented from time to time.

      1.10 "valuation time" means immediately before these articles of amendment become effective.

      1.11 The expressions "article" or "section" followed by a number mean and refer to the specified articles or section of these provisions.

2.0   Class A Shares

      The rights, privileges, restrictions and conditions attaching to the Class A shares are as follows:

      2.1 Dividends - The holders of the Class A shares shall have the right to receive such dividends (if any) as the directors in their discretion may declare; provided, however, that the aggregate amount of all dividends which the directors may declare on the Class A shares in respect of any financial year shall not exceed per share 6% of the redemption amount thereof. If in any financial year the directors in their discretion shall not declare any dividend on the Class A shares the right to any dividend in respect of such financial year shall be forever extinguished.

      2.2 Dissolution - The holders of the Class A shares shall have the right to the liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, or other distribution of its property and assets among its shareholders for the purpose of winding up its affairs to payment of an amount per share equal to the redemption price for Class A, before the holders of the common shares or the shares of any other class ranking junior to the Class A shares shall be entitled to payment of any amount in respect thereof or to participate in the property and assets of the corporation but in any such liquidation, dissolution or winding-up or other distribution the holders of the Class A shares shall not have the right to any further participation in the property and assets of the corporation.

      2.3 Voting rights - The holders of the Class A shares shall be entitled to notice of meetings called for the purpose of authorizing the dissolution of the corporation or the sale of its undertaking or a substantial part thereof, but, except, as aforesaid or as otherwise provided in the Act or these provisions, the holders of the Class A shares shall not be entitled as such to receive notice of, or to attend or vote at, any meeting of the shareholders of the corporation.

      2.4 Redemption at the option of the corporation - Subject to the prior rights of the holders of any class of share of the corporation ranking in priority thereto, the provisions of section 2.9 and the provisions of applicable law, the corporation shall have the right to redeem at any time the whole or from time to time any part of the then outstanding Class A shares on payment for each share to be redeemed of an amount equal to the redemption price for Class A.

      2.5 Redemption procedure -

            (1) Notice of redemption shall be given by the corporation by mailing the same by prepaid ordinary letter post to each person who, at the date of such mailing, is the registered holder of Class A shares to be redeemed, at the last address of such holder appearing upon the register, not less than 15 clear days prior to the redemption date; provided that accidental failure to give any such notice to one or more of such holders shall not affect the validity of the redemption; and provided further that no notice of redemption shall be required as regards any holder who waives such notice and surrenders the certificate or certificates representing the shares of such holder which are to be redeemed and receives from the corporation or its agent the redemption price thereof and upon such surrender and payment such shares shall be redeemed.

            (2) Every notice of redemption shall specify the redemption date, the redemption price and, unless all the Class A shares held by the person to whom it is addressed are to be redeemed, the number so to be redeemed and shall state that the aggregate redemption price will be paid to the respective registered holders of the shares so called for redemption on presentation and surrender of the certificate or certificates representing such shares at the place or at one of the places of payment named in the notice.

            (3) On and after the redemption date the corporation shall pay of cause to be paid to or to the order of the holders of the Class A shares called for redemption the aggregate redemption price on presentation and surrender of the certificates representing such shares at the place or at one of the places named in the notice and thereupon such shares shall be redeemed.

            (4) Should the holders of any Class A shares which are so called for redemption fail to present the certificates representing such shares within 10 days after the redemption date, the corporation shall have the right to deposit an amount equal to the redemption price of such shares with any chartered bank in Canada, providing for such amount to be paid, without interest, to the holders of such shares upon surrender of the certificates representing the same, whereupon and upon the corporation's giving notice of such deposit to such holders in the same manner as is herein provided for the giving of notice of redemption such shares shall be redeemed. After the corporation has made such deposit with respect to any Class A shares the rights of the holders of such shares shall be limited to receiving, without interest, the redemption price thereof so deposited upon presentation and surrender of the certificates representing such shares.

            (5) Notwithstanding the foregoing provisions, if on or before the redemption date the corporation shall deposit an amount equal to the redemption price of all the Class A shares called for redemption and not heretofore redeemed with such one or more chartered banks or trust companies in Canada as shall be named as such depository in the notice of redemption, for payment of the redemption price at the place or places of redemption named in such notice, such shares shall be redeemed on the redemption date specified in such notice and the rights of the holders of any of such shares shall be limited to receiving, without interest, the redemption price thereof included in such deposit upon presentation and surrender of the certificate representing such shares.

            (6) If less than all of the Class A shares represented by any certificate shall be redeemed, a new certificate for the balance shall be issued.

      2.6  Redemption at the option of the holder - Subject to the provisions of section 2.9 and the provisions of applicable law, a holder of Class A shares shall be entitled to require the corporation to redeem at any time the whole or from time to time any part of the Class A shares registered in the name of such holder on the books of the corporation by tendering to the corporation at its registered office a certificate or certificates representing the Class A shares which the registered holder desires to have the corporation redeem together with a request in writing specifying:

            (a) the number of Class A shares represented by such certificate or certificates which the registered holder desires to have redeemed by the corporation; and

            (b) the business day on which the holder desires to have the corporation redeem such Class A shares, which date shall be not less than 30 days after the day on which the request in writing is given to the corporation.

Upon receipt of a certificate or certificates representing the Class A shares which the registered holder desires to have the corporation redeem together with such a request the corporation shall on the redemption date specified in such request redeem such Class A shares by paying to such registered holder for each share to be redeemed an amount equal to the redemption price for Class A.

      2.7 Purchase rights - Subject to the provisions of section 2.9 and the provisions of applicable law, in addition to the right of redemption provided in section 2.4, the corporation shall have the right to purchase at any time the whole or from time to time any part of the Class A shares pursuant to tenders or, with the unanimous consent of the holders of all the Class A shares then outstanding, by private contract at prices per share not exceeding an amount equal to the redemption price for Class A and costs of purchase. If, in response to an invitation for tenders two or more shareholders submit tenders at the same price and if such tenders are accepted by the corporation in whole or in part, then unless the corporation accepts all such tenders in whole, the corporation shall accept such tenders in proportion as nearly as may be to the number of Class A shares offered in each such tender.

      2.8 Adjustment of the redemption amount for Class A - If Revenue Canada, Taxation or any other taxing authority in Canada having jurisdiction over the corporation or any shareholders thereof alleges that the aggregate fair market value of the Old Common Shares at the valuation time, is an amount which is other than the amount determined to be such value by the directors in computing the redemption amount for Class A, then the redemption amount for Class A shall be adjusted to, and shall be deemed always to have been, an amount equal to such amount as is agreed upon by the corporation and such taxing authority to be the aggregate fair market value of the Old Common Shares at the valuation time divided by 1,000, or in the absence of such agreement, such amount as is determined by a tribunal or court having jurisdiction in the matter to be such aggregate fair market value divided by 1,000. For the purpose of this section 2.8: (i) an agreement between the corporation and a taxing authority will be deemed to have occurred if the taking authority makes an assessment or reassessment that is not objected to, and (ii) an amount shall be deemed to be determined or accepted for the purpose of a decision of a tribunal or court when all appeal rights in respect of the relevant decision of the tribunal or court have expired or been exhausted. If the redemption amount for the Class A shares is increased pursuant to the provisions of this section 2.8 following a redemption or purchase by the corporation of a Class A share, the corporation shall pay to each holder of Class A shares whose shares were so redeemed or purchased, by way of an increase in the aggregate redemption price paid to such holder, an amount equal to the product of the increase in the redemption amount for the Class A shares determined in accordance with the provisions of this section 2.8 multiplied by the number of shares of such holder so redeemed or purchased and an amount equal to 6% per annum of such increase, compounded annually, computed from the date of the redemption or purchase up to and including the date of such payment by the corporation. If the redemption amount for the Class A shares is decreased pursuant to the provisions of this section 2.8 following a redemption or purchase by the corporation of a Class A share, each person whose Class A shares were so redeemed or purchased shall be liable to pay to the corporation by way of a reduction of the aggregate redemption price paid to such holder an amount equal to the product of the decrease in the redemption amount for the Class A shares determined in accordance with the provisions of this section 2.8 multiplied by the number of shares of such holder so redeemed or purchased and an amount equal to 6% per annum of such decrease, compounded annually, computed from the date of the redemption or purchase up to and including the date of such payment by each such person.

      2.9 Restrictions - So long as any of the Class A shares are outstanding the corporation shall not:

            (a) declare or pay or set apart any dividend upon or make a payment in reduction of the stated capital of the common shares or the shares of any other class ranking junior to the Class A shares;

            (b) redeem or purchase less than all the Class A shares then outstanding; or

            (c) redeem or purchase any common shares or shares of any other class ranking junior to the Class A shares;

unless, in each such case, either (i) immediately after the payment of such dividend, reduction of stated capital, redemption or purchase the corporation would be permitted to redeem all of its outstanding Class A shares in accordance with the provisions of section 2.4 and the provisions of applicable law, or (ii) approval of such action has been given by the holders of the Class A shares in accordance with section 2.11.

      2.10 Cancellation of Class A shares - Class A shares redeemed or purchased by the corporation shall be cancelled.

      2.11 Approval of holders of Class A shares - The approval of the holders of the Class A shares as to any matters referred to in these provisions may be given:

            (a) in writing signed by all the holders of the Class A shares; or

            (b) by resolution passed by the affirmative vote of the holders of not less than 2/3 of the then issued and outstanding Class A shares taken either at a special meeting of the holders of the Class A shares or as a separate vote at a special meeting of the shareholders of the corporation, in either case called to consider such resolution.

The provisions of the by-laws of the corporation governing the giving to shareholders of notice of, the quorum required to legally constitute, voting by proxy at, the conduct of, and the procedure at, special meetings of shareholders shall apply, mutatis mutandis, to the like matters with respect to any special meeting of the holders of the Class A shares.

3.0   Common shares

The rights, privileges, restrictions and conditions attaching to the common shares are as follows:

      3.1 Dividends - Subject to the prior rights of any class of shares from time to time having priority over the common shares, the holders of the common shares shall have the right to receive such dividends (if any) as the directors in their discretion may declare.

      3.2 Dissolution - Subject to prior rights of the holders of the Class A shares and any other class of shares from time to time having priority over the common shares, the holders of the common shares shall have the right on the liquidation, dissolution or winding-up of the corporation, whether voluntary or involuntary, or other distribution of its property and assets among its shareholders for the purpose of winding up its affairs to receive the remaining property and assets of the corporation.

      3.3 Voting rights - The holders of the common shares shall be entitled to receive notice of and to attend all meetings of shareholders of the corporation, other than separate meetings of the holders of another class or series of shares, and to vote at any such meeting on the basis of one vote for each common share held.

5. The amendment has been duly authorized as required by Sections 168 and 170 (as applicable) of the Business Corporations Act.

6.    The   resolution   authorizing   the   amendment   was   approved  by  the
      shareholders/directors (as applicable) of the corporation on February 21, 1994.

These articles are signed in duplicate.

                                  Devine Videoworks Corp.
                                  (Name of Corporation)

                                  By: /s/ David Devine   President
                                      ------------------------------------------
                                      (Signature)        (Description of Office)

                              Articles of Amendment

                            (Statuts De Modification)

                (Certified effective on April 20, 1994 by Ontario
                 Ministry of Consumer and Commercial Relations)

1.    The present name of the corporation is: Devine Videoworks Corp.

2. The name of the corporation is changed to (if applicable): Devine Entertainment Corporation.

3.    Date of incorporation/amalgamation: September 21, 1982.

4.    The articles of the corporation are amended as follows:

      Resolved that the articles of the Corporation be amended by:

      1. changing the number of directors of the Corporation from two (2) to a minimum of three (3) and a maximum of ten (10);

      2. deleting the description of the objects for which the Corporation was incorporated in paragraph 5 of the Articles, and providing that there are no restrictions on the business the Corporation may carry on or the powers the Corporation may exercise;

      3. deleting the restrictions on the allotment, issue or transfer of shares in paragraph 8 of the Articles and providing that there are no restrictions on the issue, transfer or ownership of shares of the Corporation;

      4. providing that the directors of the Corporation may, without authorization of the shareholders of the Corporation:

            (i)   borrow money upon the credit of the Corporation;

            (ii) issue, reissue, sell or pledge debt obligations of the Corporation;

            (iii) give a  guarantee,  indemnity  or other  similar  agreement on
                  behalf  of  the  Corporation  to  secure   performance  of  an
                  obligation of any person; and

            (iv) mortgage, hypothecate, pledge or otherwise create a security interest in all or any property of the Corporation, whether owned or subsequently acquired, to secure any obligation of the Corporation;

      5. providing that the directors of the Corporation may, by special resolution, delegate any one or all of the powers referred to in paragraph (e) above to a director, a committee of directors or an officer of the Corporation;

      6.    providing  that  the  rights,   privileges  and   restrictions   and
            conditions attaching to the Common Shares of the Corporation are as follows:

            (i) Each holder of Common Shares is entitled to receive notice of and to attend all meetings of shareholders of the Corporation, except meetings at which only holders of other classes or series of shares are entitled to attend, and at all such meetings shall be entitled to one vote in respect of each Common Share held by such holder.

            (ii) The holders of Common Shares are entitled to receive dividends if and when declared by the directors.

            (iii) In the event of any liquidation,  dissolution or winding-up of the Corporation or other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, the holders of Common Shares shall be entitled, subject to the rights of holders of shares of any class ranking prior to the Common Shares, to receive the remaining property or assets of the Corporation.

      7.    deleting the provisions in the Articles  relating to Class A shares;
            and

      8. increasing the authorized capital of the Corporation by creating an unlimited number of preferred shares issuable in one or more series (the "Preferred Shares"), and by providing that the rights, privileges, restrictions and conditions attaching to the Preferred Shares shall be as follows:

            (i) Preferred Shares may at any time or from time to time be approved for issuance and be issued by the directors in one or more series, provided that, prior to the issuance of the shares of any such series, the directors shall have, subject to the limitations set out below, fixed the number of shares in, and determined the designation, rights, privileges, restrictions and conditions attaching to the shares of such series including, without limitation:

                  (A) the rate, amount or method of calculation of dividends, if any, and whether the same are subject to adjustments;

                  (B) whether such dividends are cumulative, partly cumulative or non-cumulative;

                  (C) the dates, manner and currency of payments of dividends and the dates from which dividends accrue or become payable;

                  (D) if redeemable, retractable or purchasable, the redemption, retraction, or purchase prices and the terms and conditions of redemption, retraction or purchase, with or without provision for sinking or similar funds;

                  (E)   any conversion, exchange or reclassification rights; and

                  (F)   any   other   rights,   privileges,   restrictions   and
                        conditions not inconsistent with these provisions

                  the whole being subject to the receipt by the Director under the Business Corporations Act (Ontario) of articles of amendment designating and fixing the number of Preferred Shares in such series and setting forth the rights, privileges, restrictions and conditions attaching to such series of Preferred Shares and the issue by the Director of a certificate of amendment with respect to the articles of amendment so filed;

            (ii) the Preferred Shares of each series shall, with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of the assets of the Corporation among its shareholders for the purpose of winding-up its affairs, rank and be entitled to a preference over the Common Shares and the shares of any other class ranking junior to the Preferred Shares;

            (iii) except as provided in the Act or otherwise at law, the holders of Preferred Shares shall not be entitled as such to receive notice of, or to attend or vote at, any meeting of the shareholders of the Corporation;

            (iv) the holders of Preferred Shares or a series thereof are not entitled to vote separately as a class or series and are not entitled to dissent, upon a proposal to amend the Articles to:

                  (A) increase or decrease any maximum number of authorized Preferred Shares or a series thereof, or increase any maximum number of authorized shares of a class or series having rights or privileges equal or superior to the Preferred Shares;

                  (B) effect an exchange, reclassification or cancellation of Preferred Shares or a series thereof; or

                  (C) subject to the exceptions contained in the Act, create a new class or series of shares equal or superior to Preferred Shares; and

            (v) the holders of Preferred Shares shall not, as such, have any pre-emptive right to subscribe for, purchase or receive any part of any issue of securities of the Corporation now or hereafter authorized.

5. The amendment has been duly authorized as required by Sections 168 and 170 (as applicable) of the Business Corporations Act.

6.    The   resolution   authorizing   the   amendment   was   approved  by  the
      shareholders/directors (as applicable) of the corporation on April 19, 1994.

These articles are signed in duplicate.

                                 Devine Videoworks Corp.
                                 (Name of Corporation)

                                 By: /s/ Richard Mozer   Secretary
                                     -------------------------------------------
                                     (Signature)         (Description of Office)

                              Articles of Amendment

                            (Statuts De Modification)

              (Certified effective on December 21, 2004 by Ontario
                   Ministry of Consumer and Business Services)

1.    The present name of the corporation is: Devine Entertainment Corporation.

2.    The name of the corporation is changed to (if applicable):

3.    Date of incorporation/amalgamation: September 21, 1982.

4. Complete only if there is a change in the number of directors or the minimum/maximum number of directors.

      Number of directors is/are: ____ or minimum and maximum number of directors is/are: ____.

5.    The articles of the corporation are amended as follows:

      (a) to create the first series of Preferred Shares consisting of 494,550 shares and to provide that such shares shall be designated as Preferred Shares, Series 1 ("Series 1 Shares"); and

      (b) the Series 1 Shares shall have attached thereto, in addition to the rights, privileges, restrictions, conditions and limitations attaching to the Preferred Shares as a class, the following rights, privileges, restrictions and conditions:

1.    Dividends

      Cumulative Dividends: The holders of the Series 1 Shares, in priority to the holders of the Common Shares and all other shares ranking junior to the Series 1 Shares, shall be entitled to receive and the Corporation shall pay thereon, as and when declared by the board of directors of the Corporation out of the assets of the Corporation properly applicable to the payment of dividends, fixed preferential cumulative dividends at the rate of 9.1% per annum of the Retraction Amount (as hereinafter defined) per share. Such dividends shall be payable in annual instalments on the 15th day of December in each year and shall accrue and be cumulative from the date of issue. Cheques of the Corporation payable at par at any branch of the Corporation's bankers shall be issued in respect of the dividends on the Series 1 Shares (less any tax required to be withheld by the Corporation) and payment thereof shall satisfy such dividends. Dividends which are represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of 2 years from the date on which they were declared to be payable shall be forfeited to the Corporation. If on any dividend payment date the dividend payable on such date is not paid in full on all the

      Series 1 Shares then issued and outstanding, such dividend, or the unpaid part thereof, shall be paid at a subsequent date or dates in priority to dividends on the Common Shares and any other shares ranking junior to the Series 1 Shares. The holders of Series 1 Shares shall not be entitled to any dividends other than or in excess of the preferential cumulative dividends hereinbefore provided.

      Dividends Preferential: Except with the consent in writing of the holders of all the Series 1 Shares outstanding, no dividend shall at any time be declared and paid on or set apart for payment on the Common Shares or on any other shares ranking junior to the Series 1 Shares in any financial year unless and until the accrued preferential cumulative dividends on all the Series 1 Shares outstanding have been declared and paid or set apart for payment.

2.    Voting

      Except as required by the provisions of the Business Corporations Act, and except as provided in this clause, the holders of the Series 1 Shares shall not, as such, be entitled to receive notice of any meetings of the shareholders of the Corporation and shall not be entitled to attend or to vote at any such meetings but the holders of the Series 1 Shares shall be entitled to notice of meetings of shareholders called for the purpose of authorizing the dissolution of the Corporation or the sale, lease or exchange of all or substantially all of the property of the Corporation other than in the ordinary course of business of the Corporation under subsection 184(3) of the Business Corporations Act.

3.    Retraction Rights

      On November 16, 2014 (but not before) and thereafter on each anniversary of such date (the "Retraction Date"), a holder of Series 1 Shares shall be entitled to require the Corporation to redeem, subject to the requirements of the Business Corporations Act at any time the whole or any part of such holder's Series 1 Shares. Upon such redemption the Corporation shall pay to such holder in respect of each share to be redeemed an amount equal to

      (i)   all dividends declared thereon and unpaid, plus

      (ii)  the sum of $1.00 per Series 1 Share (the "Retraction Amount").

      A holder of Series 1 Shares desiring to have Series 1 Shares redeemed by the Corporation as herein provided shall deposit with the Corporation no later than 10 days prior to the relevant Retraction Date the certificates evidencing the Series 1 Shares which the holder wishes to have redeemed, together with a notice requiring the redemption of all or the number of Series 1 Shares set out in such notice. The Corporation shall redeem such number of Series 1 Shares and pay such amount on the Retraction Date. Such payment shall be made by cheque payable at par at any branch of the Corporation's bankers for the time being in Canada. If the holder specifies in the notice requiring redemption that a part only of the Series 1 Shares evidenced by any deposited share certificate is to be redeemed, the Corporation shall issue and deliver to such holder, at the expense of the Corporation, a new certificate evidencing the Series 1 Shares which are not to be redeemed. Upon redemption and payment as aforesaid, dividends on the Series 1 Shares redeemed shall cease and the holder thereof shall thereafter have no rights against the Corporation in respect thereof.

      Any Retraction Amount that is represented by a cheque which has not been presented to the Corporation's bankers for payment or that otherwise remain unclaimed for a period of 2 years from the date specified for redemption shall be forfeited to the Corporation.

4.    Liquidation

      If the Corporation is liquidated, dissolved or wound-up or its assets are otherwise distributed among the shareholders by way of repayment of capital, whether voluntary or involuntary, the holders of the Series 1 Shares shall be entitled to receive, before any distribution of any assets of the Corporation among the holders of the Common Shares and all other shares ranking junior to the Series 1 Shares, an amount in respect of each Series 1 Share held equal to the Retraction Amount and after such distribution the holders of the Series 1 Shares shall not be entitled to share any further in the distribution of the assets of the Corporation.

6. The amendment has been duly authorized as required by Sections 168 and 170 (as applicable) of the Business Corporations Act.

7.    The   resolution   authorizing   the   amendment   was   approved  by  the
      shareholders/directors (as applicable) of the corporation on December 20, 2004.

These articles are signed in duplicate.

                                 Devine Entertainment Corporation

                                 (Name of Corporation) (If name is to be changed by these articles set out current name)

                                 By: /s/ Richard Mozer   Chief Financial Officer
                                     -------------------------------------------
                                     (Signature)         (Description of Office)